UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2023

Vicapsys Life Sciences, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-56145	91-1930691
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7778 Mcginnis Ferry Rd. #270

Suwanee, GA 30024

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 891-8033

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 1, 2023, Vicapsys Life Sciences, Inc. (the “Company”) entered into that certain Employment Agreement (the “Pier Agreement”), dated as of January 1, 2023, by and between the Company and Federico Pier, the Company’s Chief Executive Officer and Executive Chairman of the Board.

Pursuant to the terms of the Pier Agreement, the Company agreed to pay Mr. Pier an annual base salary of $250,000 for his services as Chief Executive Officer. Mr. Pier’s base salary is subject to review annually by the Company’s Board of Directors (the “Board”) and may be increased, but not decreased. Mr. Pier will not receive any compensation for his services as a member of the Board.

In addition, Mr. Pier is eligible to receive an annual cash bonus of up to 100% of his annual base salary upon achievement of performance objectives to be determined by the Board or its compensation committee in consultation with Mr. Pier.

Also, Mr. Pier will have earned and will be paid a one-time cash bonus in a gross amount equal to $100,000 if either of the following triggering events occurs during the Term (as hereinafter defined):

●	The Company’s common stock is listed on The Nasdaq Stock Market or the New York Stock Exchange; or
●	The Company secures and receives financing of at least $8 million.

Pursuant to the terms of the Pier Agreement, the Company also agreed to issue to Mr. Pier a restricted stock unit award containing the following terms: Mr. Pier will receive shares of common stock of the Company (i) representing 1% of the Company’s fully diluted equity as of the payment date (the “Initial Equity Payment”) if the Company achieves a market capitalization of at least $250 million for 60 consecutive days during the term of the Pier Agreement (the “Initial Market Capitalization Target”); and (ii) representing the difference between 2% of the Company’s fully diluted equity as of the payment date and the amount of Initial Equity Payment (the “Subsequent Equity Payment”) and, together with Initial Equity Payment, “Equity Payments”) if the Company achieves a market capitalization of at least $500 million for 60 consecutive days during the Term (the “Subsequent Market Capitalization Target” and, together with Initial Market Capitalization Target, “Market Capitalization Targets”), such that Mr. Pier has, in the aggregate, received shares of common stock of the Company representing 2% of the Company’s fully diluted equity as of the date of payment of Subsequent Equity Payment.

Mr. Pier is also eligible to receive additional equity-based compensation awards as the Company may grant from time to time.

The Pier Agreement has a five-year term and will be automatically renewed for successive one-year periods until either party delivers a written notice of non-renewal at least 30 days prior to the then-effective term (the “Term”); provided that the Term will terminate prior to any such date (i) immediately upon Mr. Pier’s death or Disability (as defined in the Pier Agreement), (ii) on a date of termination set forth in the Company’s written notice of termination for any reason (whether for Cause (as defined in the Pier Agreement) or without Cause), or (iii) on a date of termination set forth in a written notice of Mr. Pier’s resignation.

If the Term is terminated by the Company without Cause (other than as a result of Mr. Pier’s death or Disability) or by Mr. Pier for Good Reason (as defined in the Pier Agreement), Mr. Pier will be entitled to receive, among other things:

(i)	his base salary through the date of termination;
(ii)	reimbursement of reimbursable expenses incurred on or prior to the termination date in accordance with the terms of the Pier Agreement;
(iii)	vested or accrued compensation and benefits under any Company compensation plan, subject to the terms and conditions of such plans or agreements (“Accrued Compensation”);
(iv)	an amount equal to 12 months of Mr. Pier’s base salary;
(v)	any annual bonus previously earned by, but not yet paid to, Mr. Pier, in respect of the performance year that ended on or prior to the termination date (the “Prior Bonus”);
(vi)	an annual bonus for the performance year in which the termination of employment occurs in an amount equal to the annual bonus that would have been payable on actual performance with respect to the year of termination in the absence of Mr. Pier’s termination multiplied by a fraction, the numerator of which is the number of days that Mr. Pier remained employed during the applicable performance year, and the denominator of which is 365 (the “Pro Rata Bonus”); and
(vii)	if Mr. Pier’s employment is terminated within 12 months prior to the date the Company achieves any Market Capitalization Target, then, in each case, Mr. Pier will be deemed to have remained employed through the date of achievement of such Market Capitalization Target and will be entitled to receive the applicable Equity Payment pursuant to the terms of the Pier Agreement (“Equity Bonus”).

If the Term is terminated (x) by the Company for Cause, (y) by Mr. Pier’s resignation without Good Reason, or (z) due to Mr. Pier’s death, Disability, then Mr. Pier will be entitled to receive only the Accrued Compensation, and Mr. Pier will not be entitled to any other salary, bonuses, benefits or other compensation after termination, except as otherwise expressly required under applicable law. Notwithstanding the immediately prior sentence, if the Term is terminated due to Mr. Pier’s death or Disability, then Mr. Pier (or Mr. Pier’s estate, as applicable) will also be entitled to receive (i) the Prior Bonus, (ii) the Pro Rata Bonus, and (iii) the Equity Benefit.

The Pier Agreement contains representations, warranties and covenants customary for an agreement of this type.

The above description of the Pier Agreement is qualified in its entirety by reference to the complete text of the Pier Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated as of January 1, 2023, by and between the registrant and Federico Pier.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vicapsys Life Sciences, Inc

Date: January 12, 2023	/s/ Federico Pier
Federico Pier
Chief Executive Officer